Exhibit 10.4

STOCKHOLDER AGREEMENT

by and among

GODADDY INC.,

DESERT NEWCO, LLC

AND

THE OTHER PARTIES NAMED HEREIN

Dated as of March 31, 2015

(i)

Exhibits and Annexes

Exhibit I	–	Company Charter
Exhibit II	–	Company Bylaws

Annex A	–	Form of Joinder Agreement

(ii)

STOCKHOLDER AGREEMENT

This STOCKHOLDER AGREEMENT (as amended, supplemented or restated from time to time, this “Agreement”) is entered into as of March 31, 2015, by and among (i) GoDaddy Inc., a Delaware corporation (the “Company”), (ii) Desert Newco, LLC, a Delaware limited liability company (“Desert Newco”), (iii) KKR 2006 GDG Blocker L.P., a Delaware limited partnership (“KKR 2006 GDG”), KKR 2006 Fund (GDG) L.P., a Delaware limited partnership (“KKR 2006 Fund”), KKR Partners III, L.P., a Delaware limited partnership (“KKR Partners III”), GDG Co-Invest Blocker, L.P., a Delaware limited partnership (“GDG Co-Invest”) and OPERF Co-Investment LLC, a Delaware limited liability company (“OPERF”), (iv) SLP III Kingdom Feeder I, L.P., a Delaware limited partnership (“SLKF I”), Silver Lake Technology Investors III, L.P., a Delaware limited partnership (“SLTI III”), SLP GD Investors, L.L.C., a Delaware limited liability company (“SLP GD”) and Silver Lake Partners III, L.P., a Delaware limited partnership (“SLP III”) (v) TCV VII (A), L.P., a Cayman Islands exempted limited partnership (“TCV VII (A)”), TCV VII, L.P., a Cayman Islands exempted limited partnership (“TCV VII”) and TCV Member Fund, L.P., a Cayman Islands exempted limited partnership (“Member Fund”) and (vi) The Go Daddy Group, Inc., an Arizona corporation (“Holdings”).

RECITALS

WHEREAS, pursuant to the terms of the Reorganization Agreement (as may be amended, restated, supplemented and/or otherwise modified from time to time, the “Reorganization Agreement”), dated as of the date hereof, by and among the parties hereto and certain other persons, the parties hereto have agreed to enter into this Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Certain Definitions. As used in this Agreement, the following definitions shall apply:

“Affiliate” means, when used with reference to any Person, any Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specified Person and, in respect of any Investor Party, any investment fund, vehicle or holding company of which such Investor Party or any Affiliate of such Investor Party serves as the general partner, managing member or discretionary manager or advisor; provided, that, other than with respect to the definition of “Covered Person” and Section 3.6(j) or Section 3.7(a), limited partners, non-managing members or other similar direct or indirect investors in a Person (in their capacities as such) shall not be deemed to be Affiliates of such Person; provided, further, that none of the Company or its Subsidiaries shall be deemed to be an Affiliate of the Pre-IPO Stockholders.

“Aggregate Founder Ownership” means the total number of Class A Shares owned, in the aggregate and without duplication, by the Founder Parties as of the date of such calculation, determined on an As-Exchanged Basis.

“Aggregate KKR Ownership” means the total number of Class A Shares owned, in the aggregate and without duplication, by the KKR Parties as of the date of such calculation, determined on an As-Exchanged Basis.

“Aggregate SL Ownership” means the total number of Class A Shares owned, in the aggregate and without duplication, by the SL Parties as of the date of such calculation, determined on an As-Exchanged Basis.

“Aggregate Sponsor Ownership” means the total number of Class A Shares owned, in the aggregate and without duplication, by the Sponsors as of the date of such calculation, determined on an As-Exchanged Basis plus, during the Restricted Period, any Class A Shares owned by the TCV Parties on an As-Exchanged Basis.

“Aggregate TCV Ownership” means the total number of Class A Shares owned, in the aggregate and without duplication, by the TCV Parties as of the date of such calculation, determined on an As-Exchanged Basis.

“Amended LLC Agreement” means the Third Amended and Restated Limited Liability Company Agreement of Desert Newco, dated as of the date hereof, as such agreement may be amended, supplemented or restated from time to time.

“As-Exchanged Basis” means a calculation of the Class A Shares outstanding and/or the Class A Shares owned, as applicable, assuming that all outstanding Paired Interests that are exchangeable for Class A Shares pursuant to the Exchange Agreement are so exchanged (and, for the avoidance of doubt, without giving effect to any contractual or other limitation on the conversion or exchange of such Paired Interests that may be in effect from time to time).

“Audit Committee Independent Director” means a Director who qualifies, as of the date of such Director’s election or appointment to the Board and as of any other date on which the determination is being made, as an “Independent Director” under Rule 10A-3 under the Exchange Act and any corresponding requirement of Stock Exchange rules for audit committee members, as well as any other requirement of the U.S. securities laws that is then applicable to the Company, as determined by the Board.

“Board” means the board of directors of the Company.

“Business Day” means a day other than a Saturday, Sunday or other day on which banks located in Phoenix, Arizona or New York City, New York are authorized or required by law to close.

“Change in Control” means any transaction or series of related transactions (whether by merger, consolidation, recapitalization, liquidation or sale or transfer of Company Securities or assets (including equity securities of the Subsidiaries) or otherwise) as a result of which any Person or group, within the meaning of Section 13(d)(3) of the Exchange Act (other than the Investor Parties, the Founder Parties, and their respective Affiliates, any group of which the foregoing are members and any other members of such a group), obtains ownership, directly or indirectly, of (i) Company Securities that represent more than 50% of the total voting power of the outstanding capital stock of the Company or applicable successor entity or (ii) all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis.

“Class A Common Stock” means Class A common stock, $0.001 par value per share, of the Company (or any successor of the Company by combination of shares, recapitalization, merger, consolidation or other reorganization) and any stock into which any such Class A common stock shall have been changed or any stock resulting from any reclassification of any such common stock.

“Class A Shares” means shares of Class A Common Stock.

“Class B Common Stock” means Class B common stock, $0.001 par value per share, of the Company (or any successor of the Company by combination of shares, recapitalization, merger, consolidation or other reorganization) and any stock into which any such Class B common stock shall have been changed or any stock resulting from any reclassification of any such common stock.

“Company Bylaws” means the Amended and Restated Bylaws of the Company, a copy of which is attached hereto as Exhibit II.

“Company Charter” means the Amended and Restated Certificate of Incorporation of the Company, a copy of which is attached hereto as Exhibit I.

“Company Common Stock” means all classes and series of common stock of the Company, including the Class A Common Stock and Class B Common Stock.

“Company Securities” means (i) the Company Common Stock and (ii) securities then convertible into, or exercisable or exchangeable for, Company Common Stock (including Paired Interests exchangeable for Class A Shares pursuant to the Exchange Agreement).

“Covered Person” means (i) each Pre-IPO Stockholder, in each case in his, her or its capacity as such, and each such Person’s successors, heirs, estates or legal representative, (ii) any Affiliate, in his, her or its capacity as such, of each Pre-IPO Stockholder, in his, her or its capacity as such and (iii) any Affiliate, officer, director, shareholder, partner, member, employee representative or agent of any of the foregoing, in each case in clauses (i) or (ii) whether or not such Person continues to have the applicable status referred to in such clauses.

“Director” means any of the individuals elected or appointed to serve on the Board.

“Employee Holdco” means Desert Newco Managers, LLC, a Delaware limited liability company.

“Equity Securities” means, with respect to any Person, any (i) membership interests or shares of capital stock, (ii) equity, ownership, voting, profit or participation interests or (iii) similar rights or securities in such Person or any of its Subsidiaries, or any rights to securities convertible into or exchangeable for, options or other rights to acquire from such Person or any of its Subsidiaries, or obligation on part of such Person or any of its Subsidiaries to issue, any of the foregoing.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

“Exchange Agreement” means the Exchange Agreement, dated as of the date hereof, by and among the Company, Desert Newco and the holders of Paired Interests from time to time party thereto, as such agreement may be amended, supplemented or restated from time to time.

“Founder Designee” means Holdings or any other Founder Party designated in writing to the Company as such by Holdings.

“Founder Parties” means each of the following, so long as they hold Company Securities: (i) Robert Parsons, (ii) a spouse, lineal descendant, sibling, parent or heir of Robert Parsons, (iii) an entity that is solely controlled by Robert Parsons or any of persons described in clause (ii) (or a combination thereof); provided, that Robert Parsons or any of the persons described in clause (ii) are, collectively, the sole beneficial owners of such entity, (iv) a person to whom Company Securities are transferred (A) by will or the laws of descent and distribution by a person described in clause (i) or (ii) above or (B) by gift without consideration of any kind; provided, that in the case of clause (B), such transferee is the spouse, lineal descendant, sibling, parent or heir of such person or (v) a trust that is for the exclusive benefit of a person described in any of the foregoing clauses (i), (ii) or (iv) above. For the avoidance of doubt, as of the date of this Agreement, Holdings is a Founder Party.

“Pubco Sub” means GD Subsidiary Inc., a Delaware corporation and wholly-owned subsidiary of the Company.

“Indemnity Agreement” means that certain Indemnity Agreement, dated as of December 16, 2011, by and among Desert Newco, Kohlberg Kravis Roberts & Co L.P., Silver Lake Management Company III, L.L.C., and TCV VII Management, L.L.C., and the other parties named therein, as such agreement may be amended, restated, supplemented and/or otherwise modified from time to time.

“Independent Director” means a Director who is, as of the date of such Director’s election or appointment and as of any other date on which the determination is being made, a Stock Exchange Independent Director and an Audit Committee Independent Director.

“Investor Parties” means the Sponsors and the TCV Parties.

“IPO” means the initial public offering of Class A Common Stock.

“IPO Date” means the date on which the IPO is consummated.

“IPO Registration Statement” means the initial registration statement filed under the Securities Act of 1933, as amended, with respect to the IPO.

“KKR” means KKR Partners III or any other KKR Party designated in writing to the Company as such by KKR.

“KKR Parties” means KKR 2006 GDG, KKR 2006 Fund, KKR Partners III, GDG Co-Invest, OPERF, and any investment fund or related alternative investment vehicle managed, sponsored, controlled or advised by KKR Management, L.L.C. or any Person that controls, is controlled by or is under common control with, KKR Management, L.L.C., in each case so long as any such KKR Party (i) is managed, sponsored, controlled or advised by an investment fund affiliated with KKR Management, L.L.C. and (ii) owns Company Securities.

“Losses” means any loss, liability, claim, charge, action, suit, proceeding, assessed interest, penalty, damage, tax, expense and causes of action of any nature whatsoever.

“Necessary Action” means, with respect to a specified result, all actions necessary to cause such result, including (i) voting or providing a written consent or proxy with respect to the Company Securities, whether at any annual or special meeting, by written consent or otherwise, (ii) causing the adoption of stockholders resolutions and amendments to organizational documents of the Company, (iii) causing members of the Board (to the extent such members were elected, nominated or designated by the Person obligated to undertake the Necessary Action) to act (subject to any applicable fiduciary duties) in a certain manner or causing them to be removed in the event they do not act in such a manner, (iv) executing agreements and instruments and (v) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result.

“Nominating Parties” means the Sponsors and the Founder Parties.

“Paired Interest” has the meaning given to such term in the Exchange Agreement.

“Person” means an individual, a corporation, a partnership, a limited liability company, a trust, an incorporated or unincorporated association, a joint venture, a joint stock company or any other entity or body.

“Pre-IPO Stockholders” means the Investor Parties and the Founder Parties.

“Restricted Period” means the period commencing on the IPO Date and terminating on the third anniversary of the IPO Date.

“Registration Rights Agreement” means the Amended and Restated Registration Rights Agreement, dated as of the date hereof, by and among the Company, the Pre-IPO Stockholders and the other parties named therein, as such agreement may be amended, restated, supplemented and/or otherwise modified from time to time.

“Shares” means shares of Class A Common Stock and shares of Class B Common Stock and any other shares of capital stock of the Company (or any successor of the Company by combination of shares, recapitalization, merger, consolidation or other reorganization).

“SL” means SLP III or any other SL Party designated in writing to the Company as such by SL.

“SL Parties” means SLKF I, SLP III, SLTI III, SLP GD and any investment fund or related alternative investment vehicle managed, sponsored, controlled or advised by Silver Lake Group, L.L.C. or any Person that controls, is controlled by or is under common control with, Silver Lake Group, L.L.C., in each case so long as any such SL Party (i) is managed, sponsored, controlled or advised by an investment fund affiliated with Silver Lake Group, L.L.C. and (ii) owns Company Securities.

“Sponsors” means the KKR Parties and the SL Parties.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person or Persons shall be allocated a majority of partnership, limited liability company, association or other business entity gains or losses or shall be or control the managing director, manager or general partner of such partnership, limited liability company, association or other business entity.

“Stock Exchange” means the New York Stock Exchange or other national securities exchange or interdealer quotation system on which the Class A Common Stock is at any time listed or quoted.

“Stock Exchange Independent Director” means a Director who qualifies, as of the date of such Director’s election or appointment to the Board (or any committee thereof) and as of any other date on which the determination is being made, as an “Independent Director” under the applicable rules of the Stock Exchange, as determined by the Board.

“Tax Receivable Agreements” means those certain Tax Receivable Agreements, dated as of on or about the date hereof, by and among the Company, on the one hand, and each of the other parties named therein, on the other hand, as such agreements may be amended, restated, supplemented and/or otherwise modified from time to time.

“TCV” means Technology Crossover Management VII, Ltd. or any other TCV Party designated in writing to the Company as such by Technology Crossover Management VII, Ltd.

“TCV Parties” means TCV VII, TCV VII (A), Member Fund, and any investment fund or related alternative investment vehicle managed, sponsored, controlled or advised by Technology Crossover Management VII, Ltd. or any Person that controls, is controlled by or is under common control with, Technology Crossover Management VII, Ltd., in each case so long as any such TCV Party (i) is managed, sponsored, controlled or advised by an investment fund affiliated with Technology Crossover Management VII, Ltd. and (ii) owns Company Securities.

“Third-Party Claim” means any (i) claim brought by a Person other than a Covered Person or the Company or any of its Subsidiaries and (ii) any derivative claim brought in the name of the Company or any of its Subsidiaries that is initiated by any Person other than a Covered Person.

“Transaction and Monitoring Fee Agreement” means that certain Transaction and Monitoring Fee Agreement, dated as of December 16, 2011, by and among the parties named therein, as amended from time to time.

“Unit” means a non-voting limited liability company interest in Desert Newco.

“Wholly Owned Subsidiary” means any Subsidiary of the Company of which all of the capital stock or other ownership interests (including any options, warrants or other securities convertible into, or exercisable or exchangeable for, equity securities), other than directors’ qualifying shares, are owned by the Company and/or one or more Wholly Owned Subsidiaries.

Section 1.2 Terms Defined Elsewhere in this Agreement. Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Agreement	Preamble
Audit Committee	Section 2.1(d)
Company	Preamble
Compensation Committee	Section 2.1(d)
Confidential Information	Section 4.8(a)
Desert Newco	Preamble
Executive Committee	Section 2.1(d)
Founder Director	Section 2.1(b)(iii)
GDG Co-Invest	Preamble
Holdings	Preamble
Indemnified Liabilities	Section 4.12(a)
KKR 2006 Fund	Preamble
KKR 2006 GDG	Preamble
KKR Director	Section 2.1(b)(i)
KKR Partners III	Preamble

Term	Section
Member Fund	Preamble
Nominating Committee	Section 2.1(d)
OPERF	Preamble
Permitted Transaction	Section 3.6(j)
Reorganization Agreement	Recitals
Representative	Section 4.8(a)
Securities Act	Section 2.2(b)
Silver Lake Director	Section 2.1(b)(ii)
SLKF I	Preamble
SLP III	Preamble
SLP GD	Preamble
SLTI III	Preamble
TCV VII	Preamble
TCV VII(A)	Preamble
VCOC Investor	Section 3.2

Section 1.3 Interpretive Provisions. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles and Sections are to Articles and Sections of this Agreement unless otherwise specified. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. References to any agreement or contract are to that agreement or contract as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References in this Agreement to a number or percentage of shares, units or other equity interests shall take into account and give effect to any split, combination, dividend or recapitalization of such shares, units or other equity interests, as applicable.

ARTICLE II

CORPORATE GOVERNANCE

Section 2.1 Board of Directors.

(a) Size. On and after the IPO Date, the Board shall consist of nine Directors; provided, that the Board shall further increase the number of Independent Directors to the extent necessary to comply with applicable law and the Stock Exchange rules (including as contemplated by Section 2.1(d)(ii) below), or as otherwise agreed by the Board, subject to the rights of the Sponsors under Section 3.6(h).

(b) Composition; Company Recommendation. Subject to Section 2.1(a), the rights of the Nominating Parties to nominate Directors shall be as follows:

(i) So long as the Aggregate KKR Ownership continues to be (A) at least 10% of the Class A Shares outstanding on an As-Exchanged Basis immediately following the consummation of the IPO, the KKR Parties shall be entitled to nominate two Directors and (B) less than 10% but at least 5% of the Class A Shares outstanding on an As-Exchanged Basis immediately following the consummation of the IPO, the KKR Parties shall be entitled to nominate one Director. Each Director so nominated may be referred to as a “KKR Director”.

(ii) So long as the Aggregate SL Ownership continues to be (A) at least 10% of the Class A Shares outstanding on an As-Exchanged Basis immediately following the consummation of the IPO, the SL Parties shall be entitled to nominate two Directors and (B) less than 10% but at least 5% of the Class A Shares outstanding on an As-Exchanged Basis immediately following the consummation of the IPO, the SL Parties shall be entitled to nominate one Director. Each Director so nominated may be referred to as an “Silver Lake Director”.

(iii) So long as the Aggregate Founder Ownership continues to be at least 5% of the Class A Shares outstanding on an As-Exchanged Basis immediately following the consummation of the IPO, the Founder Parties shall be entitled to nominate one Director. Such Director may be referred to as the “Founder Director”.

(iv) The Company hereby agrees (A) to include the nominees of the Nominating Parties nominated pursuant to this Section 2.1(b) as the nominees to the Board on each slate of nominees for election of the Board included in the Company’s annual meeting proxy statement (or consent solicitation or similar document), (B) to recommend the election of such nominees to the stockholders of the Company and (C) without limiting the foregoing, to otherwise use its reasonable best efforts to cause such nominees to be elected to the Board, including providing at least as high a level of support for the election of such nominees as it provides to any other individual standing for election as a director.

(c) Nominations. The initial KKR Director nominees are Herald Y. Chen (whose initial term shall expire in 2018) and John I. Park (whose initial term shall expire in 2016). The initial Silver Lake Director nominees are Gregory K. Mondre (whose initial term shall expire in 2018) and Lee Wittlinger (whose initial term shall expire in 2017). The initial Founder Director nominee is Robert Parsons (whose initial term shall expire in 2018). With respect to any Director to be nominated by the Nominating Parties other than the initial Directors listed above or the then-serving KKR Directors, Silver Lake Directors or Founder Director, a Nominating Party shall nominate its Director or Directors by delivering to the Company its written statement at least 60 days prior to the one-year anniversary of the preceding annual meeting nominating its Director or Directors and setting forth such Director’s or Directors’ business address, telephone number, facsimile number and e-mail address; provided, that if a

Nominating Party shall fail to deliver such written notice, such Nominating Party, shall be deemed to have nominated the Director(s) previously nominated (or designated pursuant to this Section 2.1(c)) by such Nominating Party who is/are currently serving on the Board. The remaining initial Directors of the Company are Blake J. Irving, Richard H. Kimball, Elizabeth S. Rafael, and Charles J. Robel, none of whom are nominees of the Sponsors or the Founder Parties.

(d) Right to Delegate; Committees. The Company shall establish and maintain an executive committee of the Board (the “Executive Committee”), an audit committee of the Board (the “Audit Committee”), a compensation committee of the Board (the “Compensation Committee”), a nominating and governance committee of the Board (the “Nominating Committee”), and such other Board committees as the Board deems appropriate from time to time or as may be required by applicable law or the Stock Exchange rules. The committees shall have such duties and responsibilities as are customary for such committees, subject to the provisions of this Agreement.

(i) The Executive Committee shall initially consist of Herald Y. Chen, Gregory K. Mondre and Robert Parsons. The Company shall be required to maintain the Executive Committee: for so long as (A) the Company continues to be a “controlled company” within the meaning of the Stock Exchange rules, with the Investor Parties (including the TCV Parties during the Restricted Period) and Founder Parties collectively owning at least 50% of the voting power of all shares of stock of the Company entitled to vote generally in the election of Directors and (B) the KKR Parties, the SL Parties, and the Founder Parties are entitled to nominate at least one KKR Director, at least one Silver Lake Director and the Founder Director, respectively, as provided in Section 2.1. For so long as the Company maintains the Executive Committee, it shall consist of one nominee of the KKR Parties, one nominee of the SL Parties and one nominee of the Founder Parties.

(ii) The Audit Committee shall initially consist of: Herald Y. Chen, Elizabeth S. Rafael, Charles J. Robel and Lee Wittlinger, with Mr. Robel serving as Chairman. No later than 90 days after the date of effectiveness of the IPO Registration Statement, the Audit Committee shall include one additional Independent Director. No later than the first anniversary of the effectiveness of the IPO Registration Statement, the Audit Committee shall consist of at least three Independent Directors (at least one of whom shall satisfy the “audit committee financial expert” requirements as such term is defined by Item 407(d)(5) of Regulation S-K). Subject to Section 2.1(d)(vi), for so long as the Company maintains the Audit Committee, it shall consist of at least one KKR Director (but only if the KKR Parties are then entitled to nominate at least one KKR Director) and at least one Silver Lake Director (but only if the SL Parties are then entitled to nominate at least one Silver Lake Director).

(iii) The Compensation Committee shall initially consist of: Herald Y. Chen, Gregory K. Mondre and Robert Parsons, with Mr. Chen serving as Chairman. The Nominating Committee shall initially consist of: Herald Y. Chen, Gregory K. Mondre and Robert Parsons. Subject to Section 2.1(d)(vi), for so long as the Company maintains the Compensation Committee and Nominating Committee, such committees shall each consist of at least one KKR Director (but only if the KKR Parties are then entitled to nominate at least one KKR Director) and at least one Silver Lake Director (but only if the SL Parties are then entitled to nominate at least one Silver Lake Director).

(iv) Subject to Section 2.1(d)(vi), any committee of the Board not specified in Section 2.1(d)(i), 2.1(d)(ii) or 2.1(d)(iii) shall consist of at least one KKR Director (but only if the KKR Parties are then entitled to nominate at least one KKR Director), at least one Silver Lake Director (but only if the SL Parties are then entitled to nominate at least one Silver Lake Director) and such additional members as may be determined by the Board; provided, that a special committee may exclude Directors nominated by the Sponsors if no such Director is eligible to serve on such special committee.

(v) So long as the Aggregate TCV Ownership is at least 5% of the Class A Shares outstanding on an As-Exchanged Basis, if Richard Kimball or another officer, director or employee of TCV or any of its Affiliates is then a member of the Board, the Company shall promptly deliver to Mr. Kimball or such other Board member any notice, information or other materials delivered to any committee of the Board (except in connection with any matter in which such Board member or TCV or its Affiliates has an interest adverse to the Company).

(vi) Notwithstanding the foregoing, the Board (upon the recommendation of the Nominating Committee) shall, only to the extent necessary to comply with applicable law or the Stock Exchange rules, modify the composition of any such committee to the extent required to comply with such applicable law or the Stock Exchange rules. If any vacant Director position on any committee of the Board results from a Nominating Party no longer being entitled to nominate at least one Director, then such vacant position shall be filled by the Board upon the recommendation of the Nominating Committee, in accordance with Section 2.1(f).

(e) Removal. Directors shall serve until their resignation or removal or until their successors are nominated; provided, that if the number of Directors that a Sponsor is entitled to nominate pursuant to Section 2.1(b) is reduced by one or more Directors, then such Sponsor, shall, to the extent requested by the other Sponsor or Holdings, promptly cause such number of Directors equal to the number by which the number of Directors has been so reduced as aforesaid to resign from service on the Board (and all committees thereof) or any board or other similar governing body of any Subsidiary of the Company (and all committees thereof); provided, further, that if the Founder Parties are no longer entitled to nominate the Founder Director pursuant to Section 2.1(b), then the Founder Parties shall, to the extent requested by either Sponsor, promptly cause such Founder Director to resign from service on the Board (and all committees thereof) or any board or other similar governing body of any Subsidiary of the Company (and all committees thereof). Each Nominating Party shall cause any Director nominated by it to resign from service on any committee of the Board, if at any time, as a result of such Director’s service on such committee, such committee does not satisfy any applicable requirements of applicable law or the Stock Exchange rules for service on such committee.

(f) Vacancies. (i) If any Director previously nominated by a Nominating Party dies or is unwilling or unable to serve as such or is otherwise removed or resigns from office (other than pursuant to the provisos to the first sentence of Section 2.1(e)), then the Nominating Party whose previously nominated Director shall have been removed or shall have resigned shall promptly nominate a successor to such Director, in accordance with this Section 2.1; but if none of the Nominating Parties are entitled to fill such vacant Director position(s), such vacant Director position(s) shall be filled by the Board, upon the recommendation of the Nominating Committee. (ii) If, subject to the rights of the Sponsors under Section 3.6(h), the Board votes to increase the size of the Board (including as contemplated by Section 2.1(d)(ii)), the vacant Director position(s) created as a result of such newly created directorship(s) shall be filled by the Board, upon the recommendation of the Nominating Committee. (iii) Any other vacant Director position(s) shall be filled by the Board, or the Board shall nominate a replacement Director, in each case, upon the recommendation of the Nominating Committee, in accordance with the Company Charter. (iv) Any recommendation of the Nominating Committee shall require the approval of the members of the Nominating Committee appointed by the Sponsors, for so long as (x) the Aggregate Sponsor Ownership continues to be at least 25% of the Class A Shares outstanding on an As-Exchanged Basis immediately prior to the consummation of the IPO and (y) the Aggregate KKR Ownership or Aggregate SL Ownership continues to be at least 10% of the Class A Shares outstanding on an As-Exchanged Basis immediately following the consummation of the IPO.

(g) Subsidiaries. At the request of any Sponsor or Founder Party, the Company shall cause the members of the board of directors or other similar governing body, and committees thereof, of any “significant subsidiary” (other than Desert Newco) (as defined in Rule 1-02 of Regulation S-X under the Exchange Act) to comply with this Section 2.1 as if such subsidiary were the Company.

(h) Expense Reimbursement. The Company shall pay or reimburse the reasonable, documented out-of-pocket expenses actually incurred by the members of the Board in connection with their service on the Board (and any committee thereof) or in connection with their service on the board or other similar governing body of any Subsidiary of the Company (and any committee thereof).

Section 2.2 Voting Agreement.

(a) (i) Each Pre-IPO Stockholder (including each TCV Party but only during the Restricted Period) agrees, at any time it is then entitled to vote for the election of Directors to the Board, to take all Necessary Action, including casting all votes to which such Pre-IPO Stockholder is entitled in respect of its Company Securities, whether at any annual or special meeting, by written consent or otherwise, so as to ensure that the composition of the Board complies with (and includes all of the requisite nominees in accordance with) this Article II and to otherwise effect the intent of this Article II. (ii) Each Pre-IPO Stockholder (including each TCV Party but only during the Restricted Period) then entitled to vote for the election of any successor as a Director agrees to take all Necessary Action, including casting all votes to which such Pre-IPO Stockholder is entitled in respect of its Company Securities whether at any annual or special meeting, by written consent or otherwise, so as to ensure that any such successor determined in accordance with Section 2.1(f) is elected to the Board as promptly as practicable. (iii) Each Pre-IPO Stockholder (including each TCV Party but only during the Restricted Period) agrees that if, at any time, it is then entitled to vote for the removal of Directors, it will not vote any of its Company Securities in favor of the removal of any Director who shall have been nominated in accordance with Section 2.1, unless (1) the Person or Persons entitled to nominate such Director shall have consented to such removal in writing, (2) removal is compelled pursuant to Section 2.1(e) or (3) the Person or Persons entitled to nominate any Director pursuant to Section 2.1 shall request in writing the removal, with or without cause, of such Director (in which case, each such Pre-IPO Stockholder (including each TCV Party but only during the Restricted Period) shall vote its Company Securities in favor of such removal). (iv) Each Pre-IPO Stockholder (including each TCV Party during the Restricted Period) agrees not to grant, or enter into a binding agreement with respect to, any proxy to any Person in respect of its Company Securities that would prohibit such Pre-IPO Stockholder (including each TCV Party but only during the Restricted Period) from casting votes in respect of such Company Securities in accordance with this Section 2.2(a).

(b) In the event that any Investor Party or a Founder Party transfers, directly or indirectly, any Company Securities to any Person that is not already a party to this Agreement and who is or becomes an Investor Party or a Founder Party, such transferring party shall, as a condition to any such transfer, require such transferee to enter into a Joinder Agreement in the form attached hereto as Annex A to become party to this Agreement and be deemed to be a “Pre-IPO Stockholder” and either a KKR Party (if the transferring party is an KKR Party), an SL Party (if the transferring party is an SL Party), a TCV Party (if the transferring party is a TCV Party) or a Founder Party (if the transferring party is a Founder Party) for all purposes herein. The preceding sentence shall not apply to a transfer of Company Securities (a) in a public offering that is registered under the Securities Act of 1933, as amended (the “Securities Act”), (b) a transfer to one or more broker-dealers or their affiliates pursuant to a firm commitment purchase agreement for an offering that is exempt from registration under the Securities Act, (c) a transfer made through the facilities of a registered securities exchange or automated inter-dealer quotation system and (d) a transfer made in compliance with the manner of sale limitations of Rule 144(f) under the Securities Act or any successor rule or provision.

(c) The Company covenants and agrees that it shall be a condition to any transfer, issuance or grant of any Company Securities or other equity securities or interests of the Company or any of its Subsidiaries to any Person that is not already a party to this Agreement and who is or becomes an Investor Party or a Founder Party that such Investor Party or Founder Party enter into a Joinder Agreement in the form attached hereto as Annex A to become party to this Agreement and be deemed to be a “Pre-IPO Stockholder” and, as applicable, a KKR Party, an SL Party, a TCV Party or a Founder Party for all purposes herein.

Section 2.3 Controlled Company.

(a) The Investor Parties and the Founder Parties acknowledge and agree that, (i) by virtue of this Article II, they are acting as a “group” within the meaning of the Stock Exchange rules as of the date hereof, and (ii) by virtue of the combined voting power of Company Common Stock held by the Investor Parties and the Founder Parties representing more than 50% of the total voting power of the Company Common Stock outstanding as of the date of the closing of the IPO, the Company qualifies as of the date of the closing of the IPO as a “controlled company” within the meaning of Stock Exchange rules.

(b) So long as the Company qualifies as a “controlled company” for purposes of Stock Exchange rules, the Company will elect to be a “controlled company” for purposes of Stock Exchange rules, and will disclose in its annual meeting proxy statement that it is a “controlled company” and the basis for that determination. If the Company ceases to qualify as a “controlled company” for purposes of Stock Exchange rules, the Investor Parties, the Founder Parties and the Company will take whatever action may be reasonably necessary in relation to such party, if any, to cause the Company to comply with Stock Exchange rules as then in effect within the timeframe for compliance available under such rules.

ARTICLE III

OTHER COVENANTS AND AGREEMENTS

Section 3.1 Periodic Reporting. To the extent that none of the Company or any of its Subsidiaries is a reporting company under the Exchange Act (and none of the Company or any of its Subsidiaries otherwise files reports required to be filed by Exchange Act reporting companies), the Company will provide to each Pre-IPO Stockholder (for so long such Pre-IPO Stockholder continues to own at least 50% of the Class A Shares owned by such Pre-IPO Stockholder on an As-Exchanged Basis immediately prior to the completion of the IPO):

(a) unaudited monthly financial statements as soon as practicable, but no later than 60 days, from the end of each calendar month;

(b) unaudited quarterly financial statements as soon as practicable, but no later than 60 days from the end of each calendar quarter; and

(c) audited financial statements as soon as practicable, but no later than 120 days from the end of each fiscal year of the Company.

Section 3.2 VCOC Rights. The Company and Desert Newco each hereby agree that, with respect to each Investor Party or any Affiliate of an Investor Party that directly or indirectly has an interest in the Company, Desert Newco, or any of their respective Subsidiaries that is intended to qualify such investment as a “venture capital investment” (as defined in the U.S. Department of Labor regulation codified at 29 C.F.R. Section 2510.3-01) (each such Investor Party and Affiliate referred to as a “VCOC Investor”), without limitation on, or prejudice to, any of the other rights provided to the Investor Parties under this Agreement, the Company and Desert Newco shall, subject to each of the Company’s and Desert Newco’s respective reasonable restriction on the use and disclosure of such information and each of the Company’s and Desert Newco’s respective right to limit such disclosure to comply with applicable securities laws or their respective fiduciary duties:

(a) Provide each VCOC Investor or its designated representative with: (i) the right to visit and inspect any of the offices and properties of the Company, Desert Newco, and any of their respective Subsidiaries and inspect and copy the books and records of the Company, Desert Newco and their respective Subsidiaries, at such times as the VCOC Investor shall reasonably request but not more frequently than once per quarter; (ii) as soon as available and in any event within 90 days after the end of each quarter of each fiscal year of the Company (or 120 days for fiscal year end), consolidated balance sheets and statements of income and cash flows of the Company and its Subsidiaries for the period or year then ended, as applicable, prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, and with respect to each fiscal year end statement together with an auditor’s report thereon of a firm of established national reputation; and (iii) any annual reports, quarterly reports and other periodic reports pursuant to Section 13 or 15(d) of the Exchange Act, actually prepared by the Company, Desert Newco or any of their respective Subsidiaries as soon as available, to the extent the Company or any of its Subsidiaries is required by law or pursuant to the terms of any outstanding indebtedness of the Company or such Subsidiary to prepare such reports.

(b) Make appropriate officers and directors of the Company, Desert Newco, and their respective Subsidiaries, available periodically and at such times as reasonably requested by the VCOC Investor for consultation with each VCOC Investor or its designated representative but not more frequently than once per quarter with respect to matters relating to the business and affairs of the Company, Desert Newco, and their respective Subsidiaries; and

(c) To the extent consistent with applicable law (and with respect to events which require public disclosure, only following public disclosure thereof through applicable securities law filings or otherwise), inform each VCOC Investor or its designated representative in advance with respect to any significant corporate actions, including, without limitation, extraordinary dividends, mergers, acquisitions or dispositions of assets, issuances of significant amounts of debt or equity and material amendments to the organizational documents of the Company, Desert Newco, or any of their respective Subsidiaries, and provide each VCOC Investor or its designated representative with the right to consult with the Company and its Subsidiaries with respect to such actions should the VCOC Investor elect to do so; provided, that the Company and Desert Newco shall be under no obligation to provide the VCOC Investor with material non-public information with respect to any such significant corporate action.

(d) The Company and Desert Newco each agree to consider, in good faith, the recommendations of the VCOC Investor or its designated representative in connection with the matters on which it is consulted as described above, recognizing that the ultimate discretion with respect to all such matters shall be retained by the Company or Desert Newco, as the case may be. Each VCOC Investor agrees to comply with Section 4.8 as if it were a party hereto, it being agreed and understood that any VCOC Investor that is not a party hereto shall be deemed a “Representative” (within the meaning of such term as it is used and defined in Section 4.8) of the Investor Party with which such VCOC Investor is affiliated. In the event a VCOC Investor transfers all or any portion of its Company Securities to an affiliated entity (or to a direct or indirect wholly-owned conduit subsidiary of any such affiliated entity) that is intended to qualify as a venture capital operating company under the regulations issued by the Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the Code of Federal Regulations, as the same may be amended from time to time (including corresponding provisions of succeeding regulations), such affiliated entity shall be afforded the same rights with respect to the Company and its Subsidiaries afforded to the VCOC Investor hereunder and shall be treated, for such purposes, as a third party beneficiary hereunder. In the event the VCOC Investor is an Affiliate of an Investor Party as described in this Section 3.2, such Affiliate shall be afforded the same rights with respect to the Company and Desert Newco afforded to the Investor Parties under this Section 3.2 and shall be treated, for such purposes, as a third party beneficiary hereunder.

Section 3.3 Indemnification Agreements. Except with the written consent of KKR, SL, TCV or the Founder Designee, respectively, the Company has entered into and shall at all times maintain in effect an indemnification agreement with each Director nominated by or affiliated with the Investor Parties and each Director nominated by the Founder Parties, respectively, in such form as has been previously agreed to by each of the Company and KKR, SL, TCV or the Founder Designee, respectively.

Section 3.4 Company Charter; Company Bylaws; Corporate Opportunities. (i) Except with the written consent of the Investor Parties, for so long as any Director nominated by the Investor Parties is a member of the Board, the Company Charter, as may be amended, restated, supplemented and/or otherwise modified from time to time, shall provide for a renunciation of corporate opportunities presented to the Investor Parties (and their respective Affiliates and Director nominees), and (ii) except with the written consent of the Founder Designee, for so long as the Founder Director is a member of the Board, the Company Charter, as may be amended, restated, supplemented and/or otherwise modified from time to time, shall provide for a renunciation of corporate opportunities presented to the Founder Director, in the case of each of clause (i) and clause (ii) to the maximum extent permitted by Section 122(17) of the Delaware General Corporations Law and substantially on the terms and conditions set forth in the Company Charter attached hereto as Exhibit I. Each Sponsor (for so long as such Sponsor is entitled to nominate at least one Director pursuant to Section 2.1), the TCV Parties during the Restricted Period and Founder Parties (for so long as they are entitled to nominate the Founder Director pursuant to Section 2.1) shall take all Necessary Action, including, to the extent necessary, voting all of its Company Securities and executing proxies or written consents, as the case may be, to ensure that the provisions in respect of corporate opportunities and director and officer indemnification, exculpation and advancement of expenses set forth in the Company Charter and the Company Bylaws in the forms set forth in Exhibit I and Exhibit II, respectively, are not amended, modified or supplemented in any manner, without the prior written consent of KKR, SL, TCV, or the Founder Designee, as applicable.

Section 3.5 Conflicting Organizational Document Provisions. The Sponsors (for so long as each Sponsor is entitled to nominate at least one Director pursuant to Section 2.1), the TCV Parties (during the Restricted Period), and the Founder Parties (for so long as the Founder Parties are entitled to nominate the Founder Director pursuant to Section 2.1) shall vote all of their Company Securities and execute proxies or written consents, as the case may be, and shall take all Necessary Action, to ensure that the Company Charter and Company Bylaws (i) do not at any time conflict with any provision of this Agreement and (ii) permit the Investor Parties and the Founder Parties to receive the benefits to which they are entitled under this Agreement. In the event of any ambiguity or conflict arising between the terms of this Agreement and those of the Company Charter or Company Bylaws, the terms of this Agreement shall prevail.

Section 3.6 Actions Requiring Sponsor Approval. Subject to the Company Charter, the Company Bylaws and applicable law, so long as the Aggregate Sponsor Ownership continues to be at least 25% of the aggregate number of outstanding Class A Shares on an As-Exchanged Basis immediately following the consummation of the IPO, the following actions by the Company or any of its Subsidiaries shall require the prior written consent of each Sponsor that is then entitled to nominate at least one Director pursuant to Section 2.1):

(a) Change in Control. Entering into or effecting a Change in Control.

(b) Certain Acquisitions and Dispositions. Directly or indirectly, entering into or effecting any transaction or series of related transactions involving, or entering into any agreement providing for, (i) the purchase, lease, license, exchange or other acquisition by the Company or its Subsidiaries of any assets and/or equity securities for consideration having a fair market value (as reasonably determined by the Board) in excess of $50.0 million and/or (ii) the sale, lease, license, exchange or other disposal by the Company or its Subsidiaries of any assets and/or equity securities having a fair market value or for consideration having a fair market value (in each case as reasonably determined by the Board) in excess of $50.0 million; in each case, other than transactions solely between or among the Company, Desert Newco and one or more of Desert Newco’s Wholly Owned Subsidiaries.

(c) Certain Joint Ventures and Business Alliances. Directly or indirectly, entering into any joint venture or similar business alliance involving, or entering into any agreement providing for, the investment, contribution or disposition by the Company or its Subsidiaries of assets (including stock of Subsidiaries) having a fair market value (as reasonably determined by the Board) in excess of $50.0 million, other than transactions solely between or among the Company, Desert Newco and one or more of Desert Newco’s Wholly Owned Subsidiaries.

(d) Certain Indebtedness. Incurring (or extending, supplementing or otherwise modifying any of the material terms of) any indebtedness (including any refinancing of existing indebtedness), assuming, guaranteeing, endorsing or otherwise as an accommodation becoming responsible for the obligations of any other Person (other than the Company or any of its Subsidiaries), or entering into (or extending, supplementing or otherwise modifying any of the material terms of) any agreement under which the Company or any Subsidiary may incur indebtedness in the future, in each case in an aggregate principal amount in excess of $50.0 million in any transaction or series of related transactions and other than a drawdown of amounts committed (including under a revolving facility) under a debt agreement that previously received the prior written consent of KKR and SL or that was entered into on or prior to the date hereof.

(e) Dissolution; Liquidation; Reorganization; Bankruptcy. Initiating a voluntary liquidation, dissolution, receivership, bankruptcy or other insolvency proceeding involving the Company, Desert Newco or any Subsidiary of that Company that is a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X under the Exchange Act.

(f) Nature of Business. (i) Making any material change in the nature of the business conducted by the Company and its Subsidiaries or (ii) in the case of the Company, do or permit Pubco Sub to do, the following: engaging in any business activity other than the direct or indirect management and ownership of Pubco Sub, Desert Newco and its Subsidiaries, or owning any assets (other than on a temporary basis) other than securities of Pubco Sub, Desert Newco and its Subsidiaries (whether directly or indirectly held) and any cash or other property or assets distributed by or otherwise received from Desert Newco, provided that this clause (ii) will not prevent the Company from taking any action (including incurring its own indebtedness) or own any asset if it determines in good faith that such actions or ownership are in the best interest of Desert Newco.

(g) Chief Executive Officer. Terminating the employment of the Chief Executive Officer of the Company or hiring a new Chief Executive Officer of the Company.

(h) Changing Size of Board. Increasing or decreasing the size of the Board.

(i) Amending Employee Holdco LLC Agreement or Executive Agreements. Amending or waiving any provision of the (1) limited liability company agreement of Employee Holdco or (2) equity and/or employment agreements, contracts, awards and/or other arrangements between the Company, any of its Subsidiaries and/or Employee Holdco on the one hand, and executive officers of the Company and/or its Subsidiaries, on the other hand, in the case of each of clause (1) and (2), as in effect on the date hereof; or liquidating, dissolving or winding up Employee Holdco, provided that the foregoing clauses (1) and (2) shall not apply in respect of any amendment or waiver insofar as it relates to the voting or disposition of Company Common Stock or securities that are or could become convertible into, or exercisable or exchangeable for, Company Common Stock.

(j) Affiliate Transactions. Transactions between the Company (or any of its controlled Affiliates) and (i) Affiliates of the Company, (ii) Pre-IPO Stockholders or Affiliates of Pre-IPO Stockholders (including Holdings) or (iii) holders of equity securities of Holdings, in each case, other than (x) transactions pursuant to which a Pre-IPO Stockholder or an Affiliate of a Pre-IPO Stockholder avails itself of rights expressly provided to such Pre-IPO Stockholder or its Affiliates (as applicable) in this Agreement or the Reorganization Agreement or any transaction or agreement contemplated thereby, as any of the same may be amended, supplemented or restated from time to time in accordance with their terms (including in this clause (x) (A) payments under the Tax Receivable Agreements or transactions between the Company and any party to such Tax Receivable Agreements with respect to the rights and obligations thereunder and (B) transactions pursuant to the Reorganization Agreement, the Registration Rights Agreement, the Exchange Agreement, the Amended LLC Agreement, the Indemnity Agreement and other indemnification rights provided by the Company or its Subsidiaries), (y) transactions with portfolio companies of a Sponsor on an arm’s length basis and entered into by the Company (or its Subsidiaries or controlled Affiliates, as applicable) in the ordinary course of their business and (z) transactions between the Company or any wholly-owned Subsidiary of the Company, on the one hand, and any other wholly-owned Subsidiary of the Company, on the other hand (transactions described in clauses (x), (y) and (z), the “Permitted Transactions”). Notwithstanding the foregoing, so long as the consent rights of the Sponsors continue under this Section 3.6, transactions between the Company (or any of its Subsidiaries or controlled Affiliates) and either of the Sponsors or their respective Affiliates (other than Permitted Transactions) will require the consent of a majority of aggregate Class A Shares held by the Founder Designee and the TCV Parties on an As-Exchanged Basis, unless the Founder Designee or a TCV Party or any of their respective Affiliates is a participant in or a party to such transaction, in which case such Person’s Class A Shares shall be disregarded for purposes of such determination.

(k) Desert Newco Matters. Causing a merger, consolidation, liquidation, dissolution or winding up of Desert Newco, or creating any class of Equity Securities of Desert Newco, other than the class of Units existing upon effectiveness of the Amended LLC Agreement.

Section 3.7 Actions Requiring Founder Designee Approval. So long as the Aggregate Founder Ownership is at least 50% of the Class A Shares owned by Holdings on an As-Exchanged Basis immediately prior to the completion of the IPO, the following actions of the Company (or any of its Subsidiaries or controlled Affiliates) will require the prior written consent of the Founder Designee:

(a) Transactions between the Company (or any of its Subsidiaries or controlled Affiliates) and the Sponsors or the Sponsors’ Affiliates or equityholders (other than unaffiliated limited partners in the Sponsors’ respective investment funds), in each case other than Permitted Transactions;

(b) Any Change in Control in which the Sponsors or the Sponsors’ Affiliates receive cash or equity consideration from the unaffiliated third party counterparty thereto (or any of such counterparty’s affiliates) that the Founder Parties are not also offered on a pro rata basis based on the relative ownership of Class A Shares; and

(c) Any tax election (i) revoking Desert Newco’s Section 754 election under the Code or (ii) to treat Desert Newco as other than a partnership for tax purposes.

Section 3.8 Actions Requiring TCV Approval. So long as the Aggregate TCV Ownership is at least 5% of the Class A Shares outstanding on an As-Exchanged Basis, the prior written consent of TCV will be required in respect of any redemption or other repurchase of Shares from the Sponsors, the Founder Parties or Employee Holdco, or any payment of any fee to any Sponsor or its related management company (other than fees paid pursuant to the Transaction and Monitoring Fee Agreement (but not including any modification, alteration, supplement, or amendment of the Transaction and Monitoring Fee Agreement, or any waiver by the Company or Desert Newco of any rights or obligations thereunder)), but excluding purchases of Shares from employees from time to time pursuant to compensation arrangements with such current or former employees, repurchases on the open market or pursuant to a tender or exchange offer, exchanges or repurchases pursuant to the Exchange Agreement, and (insofar as they involve a redemption or repurchase of Shares or payment of such fee) any other Permitted Transactions, and any transaction effected on a pro rata basis in respect of all Pre-IPO Stockholders in accordance with their percentage ownership interests.

Section 3.9 Transfers of Company Securities. Each of the KKR Parties, the SL Parties, the TCV Parties and Founder Parties, respectively, agrees that until the expiration of the Restricted Period (or, if earlier, the time that the KKR Parties, SL Parties, TCV Parties or the Founder Parties, as applicable, cease to own Company Securities or Units) it will not Transfer any Company Securities or Units to the extent such Transfer (if it were a Transfer of Units) would have been an Applicable Transfer (as defined in the Amended LLC Agreement) for any other member of Desert Newco, without the prior written consent of each Sponsor that is then entitled to nominate a director pursuant to Section 2.1. The consent rights set forth in this Section 3.9 shall not apply to a Section 8.2(b) Exchange (as defined in the Amended LLC Agreement), but do apply to any Transfer of Class A Shares issued thereupon. In connection with any Transfer consented to pursuant to this Section 3.9 or exempt from this Section 3.9 by virtue of the immediately preceding sentence, the terms of Section 8.3(b) of the Amended LLC Agreement shall apply mutatis mutandis with respect to the release from the restrictions of this Section 3.9 of a ratable percentage of the Company Securities owned by the non-Transferring Pre-IPO Stockholders. This Section 3.9 shall apply to any Transfer of Class A Common Stock received by the Reorganization Parties (as defined in the Reorganization Agreement) in connection with the Investor Corp Mergers (as defined in the Reorganization Agreement) but shall not apply to a Transfer by any party hereto of Company Securities obtained by such party in the IPO or in the open market or a public offering following the closing of the IPO. For purposes of this Section 3.9, “Transfer” shall have the meaning ascribed to such term in the Amended LLC Agreement.

Section 3.10 Special Meetings. If any KKR Director or Silver Lake Director wishes to call a special meeting of the Board, the Company and (to the extent such party then has a designee on the Board) the KKR Parties, the SL Parties and the Founder Parties shall take all such action as is necessary to cause the calling of a special meeting.

Section 3.11 Acquisition of Additional Class A Shares. After the date hereof, each of the KKR Parties, the SL Parties, the TCV Parties and the Founder Parties agrees that, for so long as any such party has obligations under Article II or Section 3.9, if such party acquires beneficial ownership (as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act) of additional Class A Shares, such party shall promptly (and in no event later than two (2) calendar days following the date of such acquisition) notify the other KKR Parties, the SL Parties, the TCV Parties and the Founder Parties, as the case may be.

ARTICLE IV

GENERAL

Section 4.1 Assignment. The rights and obligations hereunder shall not be assignable without the prior written consent of the other parties hereto; provided, however, any KKR Party, SL Party, TCV Party or Founder Party, respectively, without the consent of any other party, may assign, in whole or in part, any of its rights hereunder to any Person who is (or who contemporaneously becomes) a KKR Party, SL Party, TCV Party or Founder Party, respectively. Any attempted assignment of rights or obligations in violation of this Section 4.1 shall be null and void.

Section 4.2 Term and Effectiveness.

(a) This Agreement shall become effective on the day immediately preceding the date of the Form 8-A Effective Time, as defined in the Reorganization Agreement. This Agreement shall automatically terminate if the IPO is not consummated on or before the tenth Business Day following the date of this Agreement.

(b) (i) The provisions of Section 2.2(a) of this Agreement shall terminate as to the KKR Parties, the SL Parties or the Founder Parties when the KKR Parties, the SLP Parties, or the Founder Parties, as applicable, no longer have a right to nominate at least one Director pursuant to Section 2.1. The provisions of Article II of this Agreement shall terminate with respect to the TCV Parties upon the expiration of the Restricted Period or as otherwise may be agreed among the TCV Parties and each Sponsor who is then entitled to nominate at least one Director pursuant to Section 2.1. (ii) Section 3.2 shall terminate automatically (without any action by any party hereto) when the VCOC Investors cease to beneficially own (as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act) any Company Securities. (iii) The rights and obligations set forth in Section 3.1 and Section 3.3 through Section 3.11 shall terminate as set forth in such sections. (iv) Notwithstanding anything contained herein to the contrary, this Article IV shall survive any termination of any provisions of this Agreement; provided, that the obligations of each Pre-IPO Stockholder under Section 4.8 shall terminate as set forth in such section.

(c) (i) If at any time the KKR Parties do not beneficially own at least 5% of the outstanding Shares on an As-Exchanged Basis, the KKR Parties may terminate their rights and obligations under Article II and Article III of this Agreement upon written notice to the Company, SL, TCV and the Founder Designee and the resignation or removal from the Board of all KKR Directors then serving; provided that the KKR Parties’ obligations under Section 3.9 shall survive as set forth therein. (ii) If at any time the SL Parties do not beneficially own at least 5% of the outstanding Shares on an As-Exchanged Basis, the SL Parties may terminate their rights and obligations under Article II and Article III of this Agreement upon written notice to the Company, KKR, TCV and the Founder Designee and the resignation or removal from the Board of all Silver Lake Directors then serving; provided that the SL Parties’ obligations under Section 3.9 shall survive as set forth therein. (iii) If at any time the Founder Parties do not beneficially own at least 5% of the outstanding Shares on an As-Exchanged Basis, the Founder Parties and Holdings may terminate their rights and obligations under Article II and Article III of this Agreement upon written notice to the Company, KKR, SL and TCV, and the resignation or removal from the Board of the Founder Director; provided that the Founder Parties’ and Holdings’ obligations under Section 3.9 shall survive as set forth therein. If at any time prior to the expiration of the Restricted Period, both the KKR Parties and the SL Parties have terminated their respective rights under Section 3.9, the remaining obligations of the KKR Parties, the SL Parties, the TCV Parties and the Founder Parties under Section 3.9 shall terminate.

(d) The termination of any provision of this Agreement shall not relieve any party from any liability for the breach of its obligations under this Agreement prior to such termination.

Section 4.3 Severability. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions is not affected in any manner materially adverse to any party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 4.4 Entire Agreement; Amendment.

(a) This Agreement sets forth the entire understanding and agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement. This Agreement or any provision thereof may only be amended or modified, in whole or in part, at any time by an instrument in writing signed by (i) KKR on behalf of the KKR Parties, (ii) SL on behalf of the SL Parties, (iii) the Founder Designee on behalf of the Founder Parties, in the case of any amendment that by its terms substantively increases the obligations of the Founder Parties under this Agreement or repeals, nullifies, eliminates or adversely modifies or amends any right expressly granted to the Founder Parties under this Agreement, (iv) TCV on behalf of the TCV Parties, in the case of any amendment that by its terms substantively increases the obligations of the TCV Parties (including in their capacity as Investor Parties or Pre-IPO Stockholders) under this Agreement or repeals, nullifies, eliminates or adversely modifies or amends any right expressly granted to the TCV Parties under this Agreement (including in their capacity as Investor Parties or Pre-IPO Stockholders), (v) the Company, in the case of any amendment that by its terms substantively increases the obligations of the Company under this Agreement or repeals, nullifies, eliminates or adversely modifies or amends any right expressly granted to the Company under this Agreement and (vi) Desert Newco, in the case of any amendment that by its terms substantively increases the obligations of Desert Newco under this Agreement or repeals, nullifies, eliminates or adversely modifies or amends any right expressly granted to Desert Newco under this Agreement.

(b) No waiver of any breach of any of the terms of this Agreement shall be effective unless such waiver is expressly made in writing and executed and delivered by the party against whom such waiver is claimed. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

(c) No waiver of a right under this Agreement shall be effective unless such waiver is expressly made in writing and executed and delivered by the party against whom such waiver is claimed. The waiver of a right under this Agreement in a specified instance or in specified circumstances shall not operate or be construed as a waiver of such right in other instances or circumstances.

(d) Any nomination or consent right or other consent or action under this Agreement exercisable by the KKR Parties, and any waiver of a breach of, or waiver or consent to modification of, any right of the KKR Parties under this Agreement, may be exercised on their behalf by KKR; any nomination or consent right or other consent or action under this Agreement exercisable by the SL Parties, and any waiver of a breach of, or waiver or consent to modification of, any right of the SL Parties under this Agreement, may be exercised on their behalf by SL; any consent right or other consent or action under this Agreement exercisable by the TCV Parties, and any waiver of a breach of, or waiver or consent to modification of, any right of the TCV Parties under this Agreement, may be exercised on their behalf by TCV; any nomination or consent right or other consent or action under this Agreement exercisable by the Founder Parties, and any waiver of a breach of, or waiver or consent to modification of, any right of the Founder Parties under this Agreement, may be exercised on their behalf by the Founder Designee.

Section 4.5 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 4.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law rules of such State that would result in the application of the laws of a jurisdiction other than the State of Delaware.

Section 4.7 Waiver of Jury Trial; Consent to Jurisdiction. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. Each party hereby irrevocably submits to the exclusive jurisdiction of the federal courts located in the State of Delaware or the Delaware Court of Chancery for the purpose of adjudicating any dispute arising hereunder. Each party hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court any objection to such jurisdiction, whether on the grounds of hardship, inconvenient forum or otherwise. Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth in Section 4.10 shall be effective service of process for any action, suit or proceeding with respect to any matters to which it has submitted to jurisdiction in this Section 4.7.

Section 4.8 Confidential Information.

(a) Any (i) information regarding any other Pre-IPO Stockholder or any of the Affiliates of such Pre-IPO Stockholder, (ii) information provided to any Pre-IPO Stockholder pursuant to inspection rights contained herein or granted by the Executive Committee or the Board, and (iii) information regarding the Company or its Subsidiaries, including their business, affairs, financial information, operating practices and methods, customers, suppliers, expansion plans, strategic plans, marketing plans, contracts and other business documents obtained by a Pre-IPO Stockholder from or on behalf of the Company (collectively, the “Confidential Information”) will be kept confidential, and will not be disclosed by such Pre-IPO Stockholder other than to its direct or indirect partners, former partners, members, shareholders, managers, directors, officers, employees, representatives, Affiliates, advisors and agents (collectively, “Representatives”) who need to know such Confidential Information for the purposes of their relationship with, or investment in, such Pre-IPO Stockholder or the Company or its Subsidiaries, and who are informed of the confidential and proprietary nature of such Confidential Information. In no event shall any Pre-IPO Stockholder or its Representatives use any Confidential Information for any purpose other than for the benefit of the Company or a purpose reasonably related to monitoring or protecting such Pre-IPO

Stockholder’s investment in the Company or its Subsidiaries. A Pre-IPO Stockholder shall be responsible for any breach of the terms of this Section 4.8 by it or its Representatives, and shall take reasonably appropriate steps to safeguard Confidential Information from disclosure, misuse, espionage, loss and theft. In addition, each Pre-IPO Stockholder acknowledges that (x) the Company has invested, and continues to invest, substantial time, expense and specialized knowledge in developing its Confidential Information; (y) the Confidential Information provides the Company with a competitive advantage over others in the marketplace; and (z) the Company would be irreparably harmed if the Confidential Information were disclosed to competitors or made available to the public. Notwithstanding the foregoing, “Confidential Information” shall not include information that: (I) is or becomes generally available to the public other than as a result of a disclosure by the Pre-IPO Stockholder or its Representatives in violation of this provision; (II) was available to the Pre-IPO Stockholder on a nonconfidential basis prior to its disclosure by the Company or its Representatives; (III) becomes available to the Pre-IPO Stockholder on a non-confidential basis from a Person other than the Company, its Subsidiaries or their respective Representatives who is not known by the Pre-IPO Stockholder to be otherwise bound by a confidentiality agreement with the Company, its Subsidiaries or any of their respective Representatives in respect of such information, or is otherwise not known by the Pre-IPO Stockholder to be under an obligation to the Company, its Subsidiaries or any of their respective Representatives not to transmit such information to the Pre-IPO Stockholder or its Representatives; or (IV) was independently developed by the Pre-IPO Stockholder without reference to or use of such information.

(b) Notwithstanding anything to the contrary in this Section 4.8, in the event that a Pre-IPO Stockholder is requested or required to disclose any Confidential Information (i) to any governmental authority having jurisdiction over such Pre-IPO Stockholder, (ii) in response to any court order, subpoena, civil investigative demand, information request or similar process or (iii) in connection with any disclosure obligation under any applicable law (including to the appropriate governmental authorities in respect of the tax treatment or tax structure of the transactions contemplated by the Reorganization Agreement, the Tax Receivable Agreements or the Registration Rights Agreement), the Pre-IPO Stockholder may disclose such Confidential Information; provided, that such Pre-IPO Stockholder provides written notice to the Company and the other Pre-IPO Stockholders promptly after receipt of such request and prior to responding, unless such notice is prohibited by applicable law or such disclosure is to be made to a regulatory or self-regulatory authority as part of such authority’s examination or inspection of the business or operations of such Pre-IPO Stockholder and such examination or inspection does not specifically reference or target the Company or any of its Subsidiaries by name, so that the Company and/or the other Pre-IPO Stockholders may seek a protective order or other appropriate remedy (and such Pre-IPO Stockholder agrees to cooperate with the Company and/or the other Pre-IPO Stockholders in connection with seeking such order or other remedy). In the event that such protective order or other remedy is not obtained, such Pre-IPO Stockholder agrees to furnish only that portion of the Confidential Information that it determines, after consultation with counsel, is legally required, and to exercise reasonable best efforts to obtain assurance that confidential treatment shall be accorded such Confidential Information. The obligations of any Pre-IPO Stockholder shall continue to apply until two years after such Person ceases to be a member of Desert Newco or a stockholder of the Company.

Section 4.9 Specific Enforcement. The parties hereto acknowledge that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies that may be available, shall be entitled to equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.

Section 4.10 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission and electronic mail (“e-mail”) transmission, so long as a receipt of such e-mail is requested and received by non-automated response). All such notices, requests and other communications shall be delivered in person or sent by facsimile, e-mail or nationally recognized overnight courier and shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt. All such notices, requests and other communications to any party hereunder shall be given to such party as follows:

If to any of the KKR Parties, addressed to it at:

c/o Kohlberg Kravis Roberts & Co. L.P.

9 West 57th Street, Suite 4200

New York, NY 10019

Attention:	David Sorkin
Facsimile:	(212) 750-0003
E-mail:	david.sorkin@kkr.com

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

2475 Hanover Street

Palo Alto, CA 94304

Attention:	Daniel N. Webb
Facsimile:	(650) 251-5002
E-mail:	dwebb@stblaw.com

If to any of the SL Parties, addressed to it at:

c/o Silver Lake Partners

2775 Sand Hill Road, Suite 100

Menlo Park, CA 94025

Attention:	Karen King
Facsimile:	(650) 233-8125
E-mail:	karen.king@silverlake.com

and

c/o Silver Lake Partners

9 West 57th Street, 32nd Floor

New York, NY 10019

Attention:	Andrew J. Schader
Facsimile:	(212) 981-3535
E-mail:	andy.schader@silverlake.com

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

2475 Hanover Street

Palo Alto, CA 94304

Attention:	Daniel N. Webb
Facsimile:	(650) 251-5002
E-mail:	dwebb@stblaw.com

If to any of the TCV Parties, addressed to it at:

c/o Technology Crossover Ventures

528 Ramona Street

Palo Alto, CA 94301

Attention:	Frederic D. Fenton
Facsimile:	(650) 618-1989
E-mail:	rfenton@tcv.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

300 North LaSalle Street

Chicago, IL 60654

Attention:	Stephen L. Ritchie, P.C.
Facsimile:	(312) 862-2200
E-mail:	sritchie@kirkland.com

If to the Company or Desert Newco, to:

c/o GoDaddy Inc.

14455 N. Hayden Road

Scottsdale, Arizona 85260

Attention:	Nima Kelly
Matt Forkner

Facsimile:	(480) 624-2546

Email:	nima@godaddy.com
mforkner@godaddy.com

with a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304

Attention:	Jeffrey D. Saper
Allison B. Spinner
Facsimile:	(650) 493-6811
E-mail:	jsaper@wsgr.com
aspinner@wsgr.com

If to The Go Daddy Group, Inc., addressed to it at:

The Go Daddy Group, Inc.

c/o YAM Management LLC

15475 N 84th St

Scottsdale, AZ 85260

Attention:	Anne O’Moore
Facsimile:	(480) 393-4962
E-mail:	anne@yamholdings.com

with a copy (which shall not constitute notice) to:

DeCastro, West, Chodorow, Glickfeld & Nass, Inc.

Fourteenth Floor East

10960 Wilshire Boulevard

Los Angeles, CA 90024-3881

Attention:	Andrew Bernknopf
Facsimile:	(310) 473-0123
E-mail:	abernknopf@dwclaw.com

or to such other address or to such other Person as any party shall have last designated by such notice to the other parties.

Section 4.11 Binding Effect; Third Party Beneficiaries. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns. Except as provided in Section 3.2, Section 4.12 and Section 4.15, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective permitted successors and assigns.

Section 4.12 Indemnification.

(a) To the fullest extent permitted by law, each of the Company and Desert Newco, jointly and severally, shall indemnify, hold harmless and defend each Covered Person from and against any Losses (other than for taxes based on fees or other compensation received by such Covered Person from the Company or its Subsidiaries), expenses (including reasonable legal fees and expenses), judgments, fines and other amounts which may be imposed on, asserted against, paid in settlement, incurred or suffered by such Covered Person or any of them, as a party or otherwise, before or after the date of this Agreement (collectively, the “Indemnified Liabilities”), in connection with any threatened, pending or completed Third-Party Claim arising directly or indirectly out of or in connection with a Pre-IPO Stockholder’s or their other Covered Persons’ investment in, or actual, alleged or deemed control or ability to influence, the Company or any of its Subsidiaries if the Covered Person’s conduct was in good faith and to the extent such Losses did not arise out of a breach by such Covered Person or its Affiliates of this Agreement or the Amended LLC Agreement; and, if the Covered Person is a director, officer or employee of the Company or Desert Newco (or an Affiliate controlled by, or a successor, heir, estate or legal representative or a director, officer or employee of the Company or Desert Newco), the Covered Person reasonably believed (or, if the Covered Person is a successor, heir, or estate of, a director, officer or employee of the Company or Desert Newco, then such director, officer or employee of the Company or Desert Newco, as applicable, reasonably believed) that his, her or its conduct was in, or not opposed to, the best interest of the Company and Desert Newco and, with respect to any criminal action or proceeding, did not have reasonable cause to believe that his or her conduct was unlawful, and did not include any transaction from which such Covered Person derived an improper personal benefit. If and to the extent that the foregoing indemnification is unavailable or unenforceable for any reason, each of the Company and Desert Newco hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The rights of any Covered Person to indemnification and contribution hereunder will be in addition to any other rights any such Person may have under any other agreement or instrument to which such Covered Person is or becomes a party or is otherwise becomes the beneficiary or under law or regulation or under the organizational documents of the Company or, any of its Subsidiaries and shall extent to such Covered Person’s successors and assigns. The Company and Desert Newco shall not be liable for amounts paid in settlement of any action effected without their written consent, but if any action is settled with written consent of the Company and Desert Newco, or if there is a final judgment against a Covered Person in any such action, each of the Company and Desert Newco jointly and severally agrees to indemnify and hold harmless the Covered Person to the extent provided above from and against any Losses by reason of such settlement or judgment. In addition, the Company and Desert Newco shall not be required to indemnify a Covered Person for any disgorgement of profits made from the purchase or sale by such Covered Person of securities of the Company pursuant to the provisions of Section 16(b) of the Exchange Act, or to indemnify or advance expenses to a Covered Person in any circumstance where such indemnification has been determined to be prohibited by law by a final (not interlocutory) judgment or other adjudication of a court or arbitration or administrative body of competent jurisdiction as to which there is no further right or option of appeal or the time within which an appeal must be filed has expired without such filing. Notwithstanding anything herein to the contrary, each of the Covered Persons shall be a third party beneficiary of the rights conferred to such Covered Persons in this Section 4.12. This Section 4.12 shall survive any termination of this Agreement.

(b) To the extent provided in this Section 4.12, the Company and Desert Newco hereby agree that they are the indemnitors of first resort (i.e., their obligations to any Covered Person under this Agreement are primary and any obligation of any Pre-IPO Stockholder (or any Affiliate thereof) to provide advancement or indemnification for the same

Losses (including all interest, assessment and other charges paid or payable in connection with or in respect of such Losses) incurred by a Covered Person are secondary), and if any Pre-IPO Stockholder (or any Affiliate thereof) pays or causes to be paid, for any reason, any amounts otherwise indemnifiable hereunder or under any other indemnification agreement (whether pursuant to contract, bylaws or charter) with any Covered Person, then (i) such Pre-IPO Stockholder (or such Affiliate, as the case may be) shall be fully subrogated to all rights of the Covered Person with respect to the payments actually made and (ii) the Company shall reimburse such Pre-IPO Stockholder (or such other Affiliate) for the payments actually made. The Company and Desert Newco hereby unconditionally and irrevocably waive, relinquish and release (and covenant and agree not to exercise, and to cause each Affiliate of the Company and Desert Newco not to exercise), any claims or rights that the Company or Desert Newco may now have or hereafter acquire against any Covered Person (in any capacity) that arise from or relate to the existence, payment, performance or enforcement of the Company’s or Desert Newco’s obligations under this Agreement or under any indemnification obligation (whether pursuant to any other contract, any organizational document or otherwise), including any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Covered Person against any Covered Person, whether such claim, remedy or right arises in equity or under contract, law or otherwise, including any right to claim, take or receive from any Covered Person, directly or indirectly, in cash or other property or by set-off or in any other manner, any payment or security or other credit support on account of such claim, remedy or right.

Section 4.13 Further Assurances. The parties hereto will sign such further documents, cause such meetings to be held, resolutions passed, exercise their votes and do and perform and cause to be done such further acts and things necessary, proper or advisable in order to give full effect to this Agreement and every provision hereof.

Section 4.14 Table of Contents, Headings and Captions. The table of contents, headings, subheadings and captions contained in this Agreement are included for convenience of reference only, and in no way define, limit or describe the scope of this Agreement or the intent of any provision hereof.

Section 4.15 No Recourse. This Agreement may only be enforced against, and any claims or cause of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto and no past, present or future Affiliate, director, officer, employee, incorporator, member, manager, partner, stockholder, controlling person, fiduciary, agent, attorney or representative of any party hereto, or any past, present or future Affiliate, director, officer, employee, incorporator, member, manager, partner, stockholder, controlling person, fiduciary, agent, attorney or representative of any of the foregoing shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of the parties hereto has caused this Stockholder Agreement to be executed by its duly authorized officers as of the day and year first above written.

GODADDY INC.

By:	/s/ Nima Kelly
Name:	Nima Kelly
Title:	Executive Vice President, General Counsel and Corporate Secretary

DESERT NEWCO, LLC

By:	/s/ Nima Kelly
Name:	Nima Kelly
Title:	Executive Vice President, General Counsel and Corporate Secretary

[Signature Page to Stockholder Agreement]

KKR 2006 FUND (GDG) L.P.

By: KKR Associates 2006 AIV L.P., its general partner

By: KKR 2006 AIV GP LLC, its general partner

By:	/s/ William J. Janetschek

	Name:	William J. Janetschek
	Title:	Vice President

KKR 2006 GDG BLOCKER L.P.

By: KKR 2006 AIV GP LLC, its general partner

By:	/s/ William J. Janetschek

	Name:	William J. Janetschek
	Title:	Vice President

KKR PARTNERS III, L.P.

By: KKR III GP LLC, its general partner

By:	/s/ William J. Janetschek

	Name:	William J. Janetschek
	Title:	Vice President

[Signature Page to Stockholder Agreement]

GDG CO-INVEST BLOCKER L.P.

By: GDG Co-Invest GP LLC, its general partner

By: KKR 2006 AIV GP LLC, its sole member

By:	/s/ William J. Janetschek

	Name:	William J. Janetschek
	Title:	Vice President

OPERF CO-INVESTMENT LLC

By: KKR Associates 2006 L.P., its manager

By: KKR 2006 GP LLC, its general partner

By:	/s/ William J. Janetschek

	Name:	William J. Janetschek
	Title:	Vice President

[Signature Page to Stockholder Agreement]

SLP GD INVESTORS, L.L.C.

By: Silver Lake Partners III DE (AIV IV), L.P., its Managing Member

By: Silver Lake Technology Associates III, L.P., its General Partner

By: Silver Lake Group, L.L.C., its Managing Member

By:	/s/ James A. Davidson

	Name:	James A. Davidson
	Title:	Managing Director

SLP III KINGDOM FEEDER I, L.P.

By: Silver Lake Technology Associates III, L.P., its general partner

By: SLTA III (GP), L.L.C., its general partner

By: Silver Lake Group, L.L.C., its managing member

By:	/s/ James A. Davidson

	Name:	James A. Davidson
	Title:	James A. Davidson

[Signature Page to Stockholder Agreement]

SILVER LAKE TECHNOLOGY INVESTORS III, L.P.

By: Silver Lake Technology Associates III, L.P., its general partner

By: SLTA III (GP), L.L.C., its general partner

By: Silver Lake Group, L.L.C., its managing member

By:	/s/ James A. Davidson

	Name:	James A. Davidson
	Title:	Managing Director

SILVER LAKE PARTNERS III, L.P.

By: Silver Lake Technology Associates III, L.P., its general partner

By: SLTA III (GP), L.L.C., its general partner

By: Silver Lake Group, L.L.C., its managing member

By:	/s/ James A. Davidson

	Name:	James A. Davidson
	Title:	Managing Member

[Signature Page to Stockholder Agreement]

TCV VII, L.P.

By: Technology Crossover Management VII, L.P., its general partner

By: Technology Crossover Management VII, Ltd., its general partner

By:	/s/ Frederic D. Fenton

	Name:	Frederic D. Fenton
	Title:	Authorized Signatory

TCV MEMBER FUND, L.P.

By: Technology Crossover Management VII, Ltd., its general partner

By:	/s/ Frederic D. Fenton

	Name:	Frederic D. Fenton
	Title:	Authorized Signatory

TCV VII (A), L.P.

By: Technology Crossover Management VII, L.P., its general partner

By: Technology Crossover Management VII, Ltd., its general partner

By:	/s/ Frederic D. Fenton

	Name:	Frederic D. Fenton
	Title:	Authorized Signatory

[Signature Page to Stockholder Agreement]

IN WITNESS WHEREOF, each of the parties hereto has caused this Stockholder Agreement to be executed by its duly authorized officers as of the day and year first above written.

THE GO DADDY GROUP, INC.

By:	/s/ Robert R. Parsons

	Name:	Robert R. Parsons
	Title:	Chief Executive Officer

[Signature Page to Stockholder Agreement]

Exhibit I

[Company Charter]

Exhibit II

[Company Bylaws]

Annex A

FORM OF

JOINDER AGREEMENT

The undersigned is executing and delivering this Joinder Agreement pursuant to that certain Stockholder Agreement, dated as of March 31, 2015 (as amended, restated, supplemented or otherwise modified in accordance with the terms thereof, the “Stockholder Agreement”) by and among (i) GoDaddy Inc., a Delaware corporation, (ii) Desert Newco, LLC, a Delaware limited liability company, (iii) KKR 2006 GDG Blocker L.P., a Delaware limited partnership, KKR 2006 Fund (GDG) L.P., a Delaware limited partnership, KKR Partners III, L.P., a Delaware limited partnership, OPERF Co-Investment LLC, a Delaware limited liability company, (iv) SLP III Kingdom Feeder I, L.P., a Delaware limited partnership, Silver Lake Technology Investors III, L.P., a Delaware limited partnership, SLP GD Investors, L.L.C., a Delaware limited liability company, Silver Lake Partners III, L.P., a Delaware limited partnership, (v) TCV VII (A), L.P., a Cayman Islands exempted limited partnership, TCV VII, L.P., a Cayman Islands exempted limited partnership, TCV Member Fund, L.P., a Cayman Islands exempted limited partnership and (vi) The Go Daddy Group, Inc., an Arizona corporation, and any other Persons who become a party thereto in accordance with the terms thereof. Capitalized terms used but not defined in this Joinder Agreement shall have the respective meanings ascribed to such terms in the Stockholder Agreement.

By executing and delivering this Joinder Agreement to the Stockholder Agreement, the undersigned hereby adopts and approves the Stockholder Agreement and agrees, effective commencing on the date hereof and as a condition to the undersigned’s becoming the beneficial owner and/or transferee of Company Securities, to become a party as a Pre-IPO Stockholder and as a KKR Party (if the transferring Pre-IPO Stockholder is a KKR Party), an SL Party (if the transferring Pre-IPO Stockholder is an SL Party), a TCV Party (if the transferring Pre-IPO Stockholder is a TCV Party) or a Founder Party (if the transferring Pre-IPO Stockholder is a Founder Party) to, and to be bound by and comply with the provisions of, the Stockholder Agreement applicable to the Pre-IPO Stockholders and the KKR Parties, SL Parties, TCV Parties or the Founder Parties, as applicable, in the same manner as if the undersigned were an original signatory to the Stockholder Agreement.

The undersigned acknowledges and agrees that Article IV of the Stockholder Agreement is incorporated herein by reference, mutatis mutandis.

A-1

Accordingly, the undersigned has executed and delivered this Joinder Agreement as of the      day of             ,         .

(Signature of Transferee)

(Print Name of Transferee)

Address:

Telephone:
Facsimile:
Email:

AGREED AND ACCEPTED

as of the      day of             ,         .

GODADDY INC.

By:
Name:
Title:

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